Exhibit 10.39

AMENDED AND RESTATED
2013 LONG-TERM INCENTIVE PLAN

GENERAL PROVISIONS RELATING
TO PLAN GOVERNANCE, COVERAGE AND BENEFITS
        1.1   Purpose
        The purpose of the Plan is to foster and promote the long-term financial success of ION Geophysical Corporation, a Delaware corporation (including any successors-in-interest, the “Company”) and its Subsidiaries and to increase stockholder value by: (a) encouraging the commitment of Directors and selected key Employees and Consultants, (b) motivating superior performance of Directors and key Employees and Consultants by means of long-term performance related incentives, (c) encouraging and providing Directors and selected key Employees and Consultants with a program for obtaining ownership interests in the Company that link and align their personal interests to those of the Company’s stockholders, (d) attracting and retaining Directors and selected key Employees and Consultants by providing competitive incentive compensation opportunities, and (e) enabling Directors and selected key Employees and Consultants to share in the long-term growth and success of the Company.
        The Plan provides for payment of various forms of incentive compensation. Except as provided in Section 8.13, it is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and, as such, the Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.
        This amendment and restatement of the Plan will become effective upon the filing of an amendment to the Company’s Restated Certificate of Incorporation effecting a 1-for-15 reverse stock split of the Company’s Common Stock on February 4, 2016 (with the Plan having an original effective date of May 22, 2013 (the “Effective Date”)). The Plan will commence on the Effective Date, and will remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 8.6, until all Shares subject to the Plan have been purchased or acquired according to its provisions. However, in no event may any Incentive Award be granted under the Plan after ten (10) years from the Effective Date.
        1.2   Definitions
        The following terms shall have the meanings set forth below:
        (a)    Appreciation.    The difference between the Fair Market Value of a share of Common Stock on the date of exercise of a SAR and the option exercise price per share of the SAR.

        (b)    Authorized Officer.    The Chairman of the Board, the CEO, any Senior Vice President or Vice President or any other senior officer of the Company to whom any of them delegate the authority to execute any Incentive Agreement for and on behalf of the Company. No officer or director shall be an Authorized Officer with respect to any Incentive Agreement for himself.
        (c)    Board.    The Board of Directors of the Company.
        (d)    Cause.    Except as otherwise provided by the Committee or as otherwise provided in a Grantee’s employment agreement, when used in connection with the termination of a Grantee’s Employment or service, shall mean the termination of the Grantee’s Employment or Grantee’s services as a Director or Consultant by the Company or any Subsidiary by reason of (i) the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the proven commission by the Grantee of a material act of fraud upon the Company or any Subsidiary, or any customer or supplier thereof; (iii) the willful and proven misappropriation of any funds or property of the Company or any Subsidiary, or any customer or supplier thereof; (iv) the willful, continued and unreasonable failure by the Grantee to perform the material duties assigned to him which is not cured to the reasonable satisfaction of the Company within thirty (30) days after written or electronic notice of such failure is provided to Grantee by the Board or by a designated officer of the Company or a Subsidiary; (v) the knowing engagement by the Grantee in any direct and material conflict of interest with the Company or any Subsidiary without compliance with the Company’s or Subsidiary’s conflict of interest policy, if any, then in effect; or (vi) the knowing engagement by the Grantee, without the written approval of the Board, in any material activity which competes with the business of the Company or any Subsidiary or which would result in a material injury to the business, reputation or goodwill of the Company or any Subsidiary; or (vii) the material breach by a Consultant of such Grantee’s contract with the Company.
        (e)    CEO.    The Chief Executive Officer of the Company.
        (f)    Change in Control.    Any of the events described in and subject to Section 7.7.
        (g)    Code.    The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.
        (h)    Committee.    A committee appointed by the Board consisting of at least two directors, who fulfill the “outside directors” requirements of Section 162(m) of the Code, to administer the Plan. The Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.
        (i)    Common Stock.    The common stock of the Company, $.01 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified, re-capitalized, or exchanged.
        (j)    Consultant.    An independent agent, consultant, attorney, an individual who has agreed to become an Employee within the next six months, or any other individual who is not a Director or employee of the Company (or any Parent or Subsidiary) and who, in the opinion of the Committee, is in a position to contribute to the growth or financial success of the Company (or any Parent or Subsidiary), (ii) is a natural person and (iii) provides bona fide services to the Company (or any Parent or Subsidiary), which services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.
        (k)    Covered Employee.    A named executive officer who is one of the group of covered employees, as defined in Section 162(m) of the Code and Treasury Regulation § 1.162-27(c) (or its successor), during any such period that the Company is a Publicly Held Corporation.
        (l)    Deferred Stock.    Shares of Common Stock to be issued or transferred to a Grantee under an Other Stock-Based Award granted pursuant to Section 5 at the end of a specified deferral period, as set forth in the Incentive Agreement pertaining thereto.
        (m)    Director.    Any individual who is a member of the Board.
        (n)    Disability.    As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to disability income payments under the Company’s long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan, “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to any reasonable examination by such physician upon request.
        (o)    Employee.    Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code who, in the opinion of the Committee, is in a position to contribute to the growth, development or financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.
        (p)    Employment.    Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, health, government service or military leave, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement. Whether an authorized leave of absence shall constitute termination of Employment hereunder shall be determined by the Committee in its discretion. Unless otherwise provided in the Incentive Agreement, the term “Employment” for purposes of the Plan is also defined to include compensatory or advisory services performed by a Consultant for the Company (or any Parent or Subsidiary).
        (q)    Exchange Act.    The Securities Exchange Act of 1934, as amended.
        (r)    Fair Market Value.    While the Company is a Publicly Held Corporation, the Fair Market Value of one share of Common Stock on the date in question is deemed to be the closing sales price on the immediately preceding business day, or the nearest preceding business day on which there was a closing sales price, of a share of Common Stock as reported on the New York Stock Exchange or other principal securities exchange on which Shares are then listed or admitted to trading, or as quoted on any national interdealer quotation system, if such shares are not so listed. In the case of stock option exercise via the same-day sale or sell-to-cover, Fair Market Value for shares sold shall be deemed to be the sale price.
        (s)    Full-Value Award.    An award of Restricted Stock, Restricted Stock Units, unrestricted Common Stock, Performance Shares, Performance Units or other Incentive Award that entitles the Grantee to receive the entire value of each Share upon vesting at no cost to the Grantee. In contrast, Stock Options, Stock Appreciation Rights and similar appreciation awards are not Full-Value Awards.
        (t)    Grantee.    Any Employee, Director or Consultant who is granted an Incentive Award under the Plan.
        (u)    Immediate Family.    With respect to a Grantee, the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.
        (v)    Incentive Agreement.    The written or electronic agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in Section 7.1(a).
        (w)    Incentive Award.    A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Incentive Stock Option, Stock Appreciation Right, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award, as well as any Supplemental Payment.
        (x)    Incentive Stock Option or ISO.    A Stock Option granted by the Committee to an Employee under Section 2 that is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.
        (y)    Insider.    While the Company is a Publicly Held Corporation, an individual who is, on the relevant date, an officer, director or 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.
        (z)    Non-Employee Director.    A Director who is not an Employee.
        (aa)    Non-Employee Director Award.    Any Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award granted, whether singly or in combination, to a Grantee who is a Non-Employee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.
        (bb)    Nonstatutory Stock Option.    A Stock Option granted by the Committee to a Grantee under Section 2 that is not designated by the Committee as an Incentive Stock Option or to which Section 421 of the Code does not apply.
        (cc)    Option Price.    The exercise price at which a Share may be purchased by the Grantee of a Stock Option.
        (dd)    Other Stock-Based Award.    An award granted by the Committee to a Grantee under Section 5 that is not a Nonstatutory Stock Option, SAR, Performance Share, Performance Unit, Restricted Stock or Restricted Stock Unit and is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.
        (ee)    Parent.    Any corporation (whether now or hereafter existing) that constitutes a “Parent” of the Company, as defined in Section 424(e) of the Code.
        (ff)    Performance-Based Exception.    The performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Section 162(m) of the Code and Treasury Regulation § 1.162-27(e) (or its successor), which is applicable during such period that the Company is a Publicly Held Corporation.
        (gg)    Performance Period.    A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee’s right to and the payment value of any Performance Share, Performance Unit or Other Stock-Based Award.
        (hh)    Performance Share.    An Incentive Award granted by the Committee to a Grantee under Section 3 representing a contingent right to receive Shares of Common Stock at the end of a Performance Period.
        (ii)    Performance Unit.    An Incentive Award granted by the Committee to a Grantee under Section 3 representing a contingent right to receive Shares of Common Stock at the end of a Performance Period, except no Shares are actually awarded to the Grantee on the date of grant.
        (jj)    Period of Restriction.    A period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 4.
        (kk)    Plan.    2013 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.
        (ll)    Publicly Held Corporation.    A corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.
        (mm)    Restricted Stock.    An Award granted to a Grantee pursuant to Section 4.
        (nn)    Restricted Stock Unit.    An Award granted to a Grantee pursuant to Section 4, except no Shares are actually awarded to the Grantee on the date of grant.
        (oo)    Retirement.    The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement on any date after the Employee has had at least five years of continuous service and has attained the normal retirement age of 65 years, or such other age as may be designated from time to time by the Committee.
        (pp)    Share.    A share of Common Stock of the Company.
        (qq)    Share Pool.    The number of Shares authorized for issuance under Section 1.4 as adjusted for awards and payouts under Section 1.5 and as adjusted for changes in corporate capitalization under Section 7.5.
        (rr)    Spread.    The difference between the exercise price per Share specified in any SAR grant and the Fair Market Value of a Share on the date of exercise of the SAR.
        (ss)    Stock Appreciation Right or SAR.    A Stock Appreciation Right described in Section 2.4.
        (tt)    Stock Option or Option.    Pursuant to Section 2 or Section 6, (i) an Incentive Stock Option granted to an Employee, or (ii) a Nonstatutory Stock Option granted to an

Employee, Director or Consultant, whereunder such option the Grantee has the right to purchase Shares of Common Stock. In accordance with Section 422 of the Code, only an Employee of the Company, Parent or Subsidiary may be granted an Incentive Stock Option.
        (uu)    Subsidiary.    Any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Section 424(f) of the Code.
        (vv)    Supplemental Payment.    Any amount, as described in Sections 2.5, 3.3 and/or 4.3, that is dedicated to payment of income taxes that are payable by the Grantee resulting from an Incentive Award.
        1.3   Plan Administration
        (a)    Authority of the Committee.    Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; (vi) authorize one or more executive officers of the Company to select Employees to participate in the Plan and to determine the type and size of each Incentive Award to be granted to such employees for awards of 5,000 Shares or less; and (vii) establish, amend, or waive rules for the Plan’s administration. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. Notwithstanding the preceding, without the prior approval of the Company’s shareholders, any Stock Option previously granted under the Plan shall not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted option, except as provided in Section 7.5.
        (b)    Meetings.    The Committee shall designate a chairman from among its members who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee, and the Committee may hold telephonic meetings.
        (c)    Decisions Binding.    All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, Employees, Directors, Grantees, and their estates and beneficiaries. The Committee’s decisions and determinations with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.
        (d)    Modification of Outstanding Incentive Awards.    Subject to the stockholder approval requirements of Section 8.6, if applicable, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that is either (i) not adverse to the Grantee to whom such Incentive Award was granted or (ii) consented to by such Grantee; provided, however, no Stock Option issued under the Plan will be repriced, replaced or regranted through cancellation, or by lowering the Option Price of a previously granted Stock Option and the period during which a Stock Option may be exercised shall not be extended such that the compensation payable under the Stock Option would be subject to the excise tax applicable under Section 409A of the Code. With respect to an Incentive Award that is an incentive stock option (as described in Section 422 of the Code), no adjustment to such option shall be made to the extent constituting a “modification” within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing. Except as provided in this Plan in connection with a Change of Control or a Corporate Event, the language of this Section 1.3(d) prohibits all forms of repricing, including cash buyouts and Incentive Award exchanges, without stockholder approval.
        (e)    Delegation of Authority.    The Committee may delegate to designated officers or other employees of the Company any of its duties and authority under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time; provided, however, except as provided in Section 1.3(a), the Committee may not delegate to any person the authority to (i) grant Incentive Awards, or (ii) take any action that would contravene the requirements of Rule 16b-3 under the Exchange Act or the Performance-Based Exception under Section 162(m) of the Code.
        (f)    Expenses of Committee.    The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents, as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.
        (g)    Indemnification.    Each person who is or was a member of the Committee, or of the Board, shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles or Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        (h)    Awards in Foreign Countries.    The Board shall have the authority to adopt modifications, procedures, sub-plans, and other similar plan documents as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its subsidiaries may operate to assure the viability of the benefits of Incentive Awards made to individuals employed or providing services in such countries and to meet the objectives of the Plan.
        1.4   Shares of Common Stock Available for Incentive Awards
        Subject to this Section 1.4 and subject to adjustment under Section 7.5, there shall be available for Incentive Awards that are granted wholly or partly in Common Stock (including rights or Options that may be exercised or settled in Common Stock) 1,248,667 Shares of Common Stock.
        The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder; provided, however, the aggregate number of Shares which may be issued upon exercise of ISOs shall in no event exceed 1,248,667 Shares (subject to adjustment pursuant to Section 7.5).
        Subject to adjustment under Section 7.5 and the limit set forth above, the following additional limits are imposed under the Plan:
        (a)   At no time shall the number of Shares issued pursuant to Full-Value Awards exceed 412,060 Shares.
        (b)   The maximum number of Shares that may be covered by Incentive Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 1,248,667 Shares during any one calendar-year period. To the extent required by Section 162(m) of the Code, Shares subject to the foregoing limit with respect to which the related Incentive Award described in Section 2 is forfeited, expires, or is canceled shall not again be available for grant under this limit.
        (c)   For Performance Shares and/or Performance Units that are intended to qualify for the Performance-Based Exception, no more than 1,248,667 Shares may be delivered to any one Grantee for Performance Periods beginning in any one calendar year, regardless of whether the applicable Performance Period during which the Performance Shares and/or Performance Units are earned ends in the same year in which it begins or in a later calendar year; provided that Performance Shares and/or Performance Units described in this paragraph (c) that are intended to qualify for the Performance-Based Exception shall be subject to the following: (i) If the Performance Shares and/or Performance Units are denominated in Shares but are settled in an equivalent amount of cash, the foregoing limit shall be applied as though the Incentive Award was settled in Shares; and (ii) If delivery of Shares or cash is deferred until after Performance Shares and/or Performance Units have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.
        (d)   For Supplemental Payments that are intended to qualify for the Performance-Based Exception, no more than $2,000,000 may be paid to any one Grantee for Performance Periods beginning in any one calendar year, regardless of whether the applicable Performance Period during which the Supplemental Payment is earned ends in the same year in which it begins or in a later calendar year; provided that Supplemental Payments described in this paragraph (d) that are intended to qualify for the Performance-Based Exception shall be subject to the following: (i) If a Supplemental Payment is denominated in cash but an equivalent amount of Shares is delivered in lieu of delivery of cash, the foregoing limit shall be applied as though the Supplemental Payment was settled in cash; and (ii) if delivery of Shares or cash is deferred until after the Supplemental Payment has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Supplemental Payment is earned shall be disregarded.
        1.5   Share Pool Adjustments for Awards and Payouts
        The following Incentive Awards and payouts shall reduce, on a one-Share-for-one-Share basis, the number of Shares authorized for issuance under the Share Pool:
        (a)   Stock Option;
        (b)   SAR;
        (c)   A payout of a Performance Share in Shares;
        (d)   A payout of Performance Units in Shares;
        (e)   Restricted Stock or a payout of Restricted Stock Units in Shares; and
        (f)    A payout of an Other Stock-Based Award in Shares.
        The following transactions shall restore, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:
        (A)  A payout of an SAR or Other Stock-Based Award in the form of cash;
        (B)  A payout of Performance Units in the form of cash;
        (C)  A payout of Restricted Stock Units in the form of cash;
        (D)  A cancellation, termination, expiration, forfeiture, or lapse for any reason of any Shares subject to an Incentive Award; and

        (E)  Payment of an Option Price with previously acquired Shares or by withholding Shares that otherwise would be acquired on exercise (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the Option Price plus any Shares withheld to pay withholding taxes).
        1.6   Common Stock Available
        The Common Stock available for issuance or transfer under the Plan shall be made available from Shares now or hereafter (a) held in the treasury of the Company, (b) are authorized but unissued or (c) to be purchased or acquired by the Company. No fractional Shares shall be issued under the Plan; any payment for fractional Shares shall be made in cash.
        1.7   Participation
        (a)    Eligibility.    Subject to Section 1.3(e), the Committee shall from time to time designate those key Employees, Directors or Consultants, if any, to be granted Incentive Awards under the Plan, the type and number of Incentive Awards granted, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent consistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.
        (b)    Incentive Stock Option Eligibility.    No Consultant or Non-Employee Director shall be eligible for the grant of any Incentive Stock Option. In addition, no Employee shall be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least 110% of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Employee’s percentage ownership in the Company or any Parent or Subsidiary. This paragraph shall be construed consistent with the requirements of Section 422 of the Code.
        1.8   Types of Incentive Awards
        The types of Incentive Awards under the Plan are Stock Options, Stock Appreciation Rights and Supplemental Payments as described in Section 2, Performance Shares, Performance Units and Supplemental Payments as described in Section 3, Restricted Stock, Restricted Stock Units and Supplemental Payments as described in Section 4, and Other Stock-Based Awards and Supplemental Payments as described in Section 5, and any combination of the foregoing.

SECTION 2
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        2.1   Grant of Stock Options
        The Committee is authorized to grant (a) Nonstatutory Stock Options to Employees, Directors or Consultants and (b) Incentive Stock Options to Employees only, in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee whether or not any Stock Option previously granted to such person remains unexercised.
        2.2   Stock Option Terms
        (a)    Agreement.    Each grant of a Stock Option shall be evidenced by a written or electronic Incentive Agreement. Among its other provisions, each Incentive Agreement shall set forth, subject to Section 422 of the Code, the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee’s Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Grantee’s Incentive Agreement, and need not be uniform among all Stock Options issued pursuant to the Plan. In addition, Incentive Agreement shall state whether the Stock Option is intended to meet the requirements of Section 422 of the Code.
        (b)    Number of Shares.    Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.
        (c)    Exercise Price.    The exercise price per Share of Common Stock under each Stock Option shall be determined by the Committee; provided, however, that in the case of a Stock Option, such exercise price shall not be less than 100% of the Fair Market Value per Share on the date the Stock Option is granted (110% in the case of an Incentive Stock Option for 10% or greater shareholders pursuant to Section 1.7(b)). Each Stock Option shall specify the method of exercise, which shall be consistent with the requirements of Section 2.3(a).
        (d)    Term.    In the Incentive Agreement, the Committee shall fix the term of each Stock Option, which shall be not more than ten (10) years from the date of grant (five years for ISO grants to 10% or greater shareholders pursuant to Section 1.7(b)). In the event no term is fixed, such term shall be ten (10) years from the date of grant.
        (e)    Exercise.    The Committee may determine the time or times at which a Stock Option may be exercised in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the performance objectives to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated performance objectives, may specify a minimum level of achievement in respect of the specified performance objectives below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives. All such terms and conditions shall be as set forth in the Incentive Agreement. If not otherwise designated in the applicable Incentive Agreement or determined by the Committee, and subject to the provisions of the Plan regarding accelerated vesting and termination, each award of Stock Options granted under this Section 2 shall become vested as to 25% of the total number of Shares subject thereto on each of the following dates: (i) the first anniversary of the date of grant, (ii) the second anniversary of the date of grant, (iii) the third anniversary of the date of grant, and (iv) the fourth anniversary of the date of grant.
        (f)    $100,000 Annual Limit on Incentive Stock Options.    Notwithstanding any contrary provision in the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any single calendar year (under the Plan and any other stock option plans of the Company and its Subsidiaries or Parent) exceeds the sum of $100,000, such Incentive Stock Option shall be treated as a Nonstatutory Stock Option to the extent in excess of the $100,000 limit, and not an Incentive Stock Option, but all other terms and provisions of such Stock Option shall remain unchanged. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted and shall be construed in accordance with Section 422(d) of the Code. In the absence of such regulations or other authority, or if such regulations or other authority require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, then such Incentive Stock Options, only to the extent of such excess, shall automatically be deemed to be Nonstatutory Stock Options but all other terms and conditions of such Incentive Stock Options, and the corresponding Incentive Agreement, shall remain unchanged.
        2.3   Stock Option Exercises
        (a)    Method of Exercise and Payment.    Stock Options shall be exercised by the delivery of a signed written or company-approved electronic notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of Shares with respect to which the Option is to be exercised.
        The Option Price upon exercise of any Stock Option shall, pursuant to the exercise methods allowed by the Incentive Agreement, be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price, or (iii) by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) by any combination of (i), (ii), and (iii) above. In the event of the absence of any specifically allowed exercise methods in the Incentive Agreement, the participant may, subject to applicable law, use any of the methods listed in this Section 2.3(a). Any payment in Shares shall be effected by surrender of such Shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised. The Company shall not withhold shares, and the Grantee shall not surrender, or attest to the ownership of, Shares in payment of the Option Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.

        While the Company is a Publicly Held Corporation, the Committee may also allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a “same-day sale” or “sell-to-cover” exercise with a broker or dealer), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.
        As soon as practicable after receipt of a written or electronic notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option. Such delivery shall be effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the appropriate electronic shares transfer system or in the United States mail, addressed to Grantee or other appropriate recipient.
        Subject to Section 7.2 during the lifetime of a Grantee, each Option granted to him shall be exercisable only by the Grantee (or his legal guardian or personal representative in the event of his Disability) or by a broker or dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this Section 2.3(a).
        (b)    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any stockholders’ agreement, buy/sell agreement, right of first refusal, non-competition, and any other agreement between the Company and any of its securities holders or employees, (ii) any applicable federal securities laws, (iii) the requirements of any stock exchange or market upon which such Shares are then listed and/or quoted, or (iv) any blue sky or state securities law applicable to such Shares. Any certificate issued to evidence Shares issued upon the exercise of an Incentive Award may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.
        Any Grantee or other person exercising an Incentive Award may be required by the Committee to give a written or electronic representation that the Incentive Award and the Shares subject to the Incentive Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its sole discretion, may release any person receiving an Incentive Award from any such representations either prior to or subsequent to the exercise of the Incentive Award.
        (c)    Notification of Disqualifying Disposition of Shares from Incentive Stock Options.    Notwithstanding any other provision of the Plan, a Grantee who disposes of Shares of Common Stock acquired upon the exercise of an Incentive Stock Option by a sale or exchange either (i) within two (2) years after the date of the grant of the Incentive Stock Option under which the Shares were acquired or (ii) within one (1) year after the transfer of such Shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized and his adjusted basis in such Shares.

        (d)    Proceeds of Option Exercise.    The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.
        (e)    Information Required in Connection with Exercise of Incentive Stock Option.    The Company shall provide the Grantee with a written statement required by Section 6039 of the Code no later than January 31 of the year following the calendar year during which the Grantee exercises an Option that is intended to be an Incentive Stock Option.
        2.4   Stock Appreciation Rights
        (a)    Grant.    The Committee may grant Stock Appreciation Rights (“SARs”).
        (b)    General Provisions.    The terms and conditions of each SAR shall be evidenced by an Incentive Agreement. The exercise price per share of Common Stock shall be not less than 100% of the Fair Market Value of a Share of Common Stock on the date of grant of the SAR. The term of an SAR shall be determined by the Committee.
        (c)    Exercise.    SARs shall be exercisable at such time and subject to such terms and conditions as the Committee shall specify in the Incentive Agreement for the SAR grant.
        (d)    Settlement.    Upon exercise of an SAR, the holder shall receive, for each Share specified in the SAR grant, an amount equal to the Spread. The Spread shall be payable in cash, Common Stock, or a combination of both, as specified in the Incentive Agreement. The Spread shall be paid within thirty (30) calendar days of the exercise of the SAR. If the Spread is to be paid in Common Stock or cash only, the resulting shares or cash shall be determined by dividing (1) by (2), where (1) is the number of Shares as to which the SAR is exercised multiplied by the Spread in such Shares and (2) is the Fair Market Value of a Share on the exercise date. If a portion of the Spread is to be paid in Shares, the Share amount shall be determined by calculating the amount of cash payable pursuant to the preceding sentence then by dividing (1) as defined herein, minus the amount of cash payable, by (2) as defined herein.
        2.5   Supplemental Payment on Exercise of Nonstatutory Stock Options or Stock Appreciation Rights
        The Committee, either at the time of grant or as of the time of exercise of any Nonstatutory Stock Option or Stock Appreciation Right, may provide in the Incentive Agreement for a Supplemental Payment by the Company to the Grantee with respect to the exercise of any Nonstatutory Stock Option or Stock Appreciation Right. The Supplemental Payment shall be in the amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the exercise of the Nonstatutory Stock Option and/or Stock Appreciation Right and the receipt of the Supplemental Payment, assuming the holder is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as deemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental

Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

SECTION 3
PERFORMANCE SHARES AND PERFORMANCE UNITS
        3.1   Performance Based Awards
        The Committee is authorized to grant Performance Shares and/or Performance Units to selected Grantees who are Employees or Consultants. Each grant of Performance Shares and/or Performance Units shall be evidenced by an Incentive Agreement in such amounts and upon such terms as shall be determined by the Committee. The Committee may make grants of Performance Shares and/or Performance Units in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Shares and/or Performance Units and their contingent values which may vary depending on the degree to which performance criteria established by the Committee are met.
        3.2   Performance Share or Performance Unit Award Terms
        (a)    Agreement.    The terms and conditions of each grant of Performance Share and/or Performance Unit Award shall be evidenced by an Incentive Agreement that shall specify the
Performance Period(s), the Performance Criteria, the number of Performance Shares or the number of Performance Units granted, and such other provisions as the Committee shall determine.
        (b)    Transferability.    Except as provided in this Plan or an Incentive Agreement, Performance Shares and/or Performance Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Performance Period established by the Committee and specified in the Incentive Agreement (and, in the case of Performance Units, until the date of delivery or other payment), and the Performance Criteria have been met and confirmed by the Committee or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Incentive Agreement or otherwise at any time by the Committee. All rights with respect to the Performance Shares and/or Performance Units granted to a Grantee under the Plan shall be available during his lifetime only to such Grantee, except as otherwise provided in an Incentive Agreement or at any time by the Committee.
        (c)    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Performance Shares and/or Performance Units granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Grantees pay a stipulated purchase price for each Performance Share or Performance Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which Shares are listed or traded, or holding requirements or sale restrictions placed on Shares by the Company upon vesting of such Performance Shares and/or Performance Units.
        To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Performance Shares in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse.
        Except as otherwise provided in this Section 3, Shares covered by each Performance Share Award shall become freely transferable by the Grantee after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations) at the close of the Performance Period and after confirmation by the Committee (but no later than 2 1/2 months following the end of the year that contains the close of the Period of Restriction), or as soon as practicable thereafter. Performance Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
        (d)    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 7.1(c), each certificate representing Performance Shares granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
        the sale or transfer of shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the 2013 long-term incentive plan, and in the associated incentive agreement. a copy of the plan and such incentive agreement may be obtained from ION Geophysical Corporation.
        (e)    Voting Rights.    Unless otherwise determined by the Committee or as otherwise set forth in a Grantee’s Incentive Agreement, to the extent permitted or required by law, as determined by the Committee, Grantees holding Performance Shares granted hereunder may be granted the right to exercise full voting rights with respect to those shares during the Performance Period. A Grantee shall have no voting rights with respect to any Performance Units granted hereunder.
        (f)    Termination of Employment.    Each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to retain Performance Shares and/or Performance Units following termination of the Grantee’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Incentive Agreement entered into with each Grantee, need not be uniform among all Performance Shares and/or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        (g)    Section 83(b) Election.    The Committee may provide in an Incentive Agreement that the Award of Performance Shares is conditioned upon the Grantee making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Grantee makes an election pursuant to Section 83(b) of the Code concerning a Performance Share Award, the Grantee shall be required to file promptly a copy of such election with the Company.
        (h)    Performance Criteria.
          (i)  The grant of Performance Shares shall be subject to such conditions, restrictions and contingencies, as determined by the Committee.
         (ii)  The Committee may designate a grant of Performance Shares to any Grantee as intended to qualify for the Performance-Based Exception. To the extent required by Code section 162(m), any grant of Performance Shares so designated shall be conditioned on the achievement of one or more performance goals, subject to the following:
        (A)  The performance goals shall be based upon criteria in one or more of the following categories: performance of the Company as a whole, performance of a segment of the Company’s business, and individual performance. Performance criteria for the Company shall relate to the achievement of predetermined financial objectives for the Company and its Subsidiaries on a consolidated basis. Performance criteria for a segment of the Company’s business shall relate to the achievement of financial and operating objectives of the segment for which the Grantee is accountable.
        (B)  Performance criteria shall include pre-tax or after-tax profit levels, including: earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total shareholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; levels of operating expense and maintenance expense; or measures of customer satisfaction and customer service, as determined from time to time including the relative improvement therein.
        (C)  Individual performance criteria shall relate to a Grantee’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. Performance goals may differ among Grantees.
        (i)    Modification.    If the Committee determines, in its discretion exercised in good faith, that the established performance measures or objectives are no longer suitable to the Company’s objectives because of a change in the Company’s business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance measures and objectives to the extent it considers to be necessary. However, if any Performance Shares are designated as intended to qualify for the Performance-

Based Exception, no such modification shall be made to the extent the modification would otherwise cause the Performance Shares to not qualify for the Performance-Based Exception.
        (j)    Payment.    The basis for payment of Performance Shares for a given Performance Period shall be the achievement of those performance objectives determined by the Committee at the beginning of the Performance Period as specified in the Grantee’s Incentive Agreement. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the number of Performance Shares may be based on the degree to which actual performance exceeded the pre-established minimum performance standards.
The amount of payment shall be determined by multiplying the number of Performance Shares granted at the beginning of the Performance Period times the final Performance Share value. Payments shall be made in cash or Common Stock in the discretion of the Committee as specified in the Incentive Agreement.
        (k)    Special Rule for Covered Employees.    No later than the ninetieth (90th) day following the beginning of a Performance Period (or 25% of the Performance Period), the Committee shall establish performance goals applicable to Performance Shares and/or Performance Units awarded to Covered Employees in such a manner as shall permit payments with respect thereto to qualify for the Performance-Based Exception, if applicable. If a Performance Share granted to a Covered Employee is intended to comply with the Performance-Based Exception, the Committee in establishing performance goals shall comply with Treasury Regulation § 1.162-27(e)(2) (or its successor). As soon as practicable following the Company’s determination of the Company’s financial results for any Performance Period, the Committee shall certify in writing: (i) whether the Company achieved its minimum performance for the objectives for the Performance Period, (ii) the extent to which the Company achieved its performance objectives for the Performance Period, (iii) any other terms that are material to the grant of Performance Shares, and (iv) the calculation of the payments, if any, to be paid to each Grantee for the Performance Period.
        3.3   Supplemental Payment on Vesting of Performance Shares and/or Performance Units
        The Committee, either at the time of grant or at the time of vesting of Performance Shares and/or Performance Units, may provide for a Supplemental Payment by the Company to the Grantee in an amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the vesting of such Performance Shares and/or Performance Units and receipt of the Supplemental Payment, assuming the Grantee is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as seemed appropriate by the Committee. The Committee shall also have the discretion to grant Supplemental Payments that are payable in Common Stock.

SECTION 4
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        4.1   Grant of Restricted Stock or Restricted Stock Units
        Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and/or Restricted Stock Units to Grantees in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Grantee on the date of grant.
        4.2   Restricted Stock Award or Restricted Stock Unit Award Terms
        (a)    Agreement.    The terms and conditions of each grant of Restricted Stock Award and/or Restricted Stock Unit Award shall be evidenced by an Incentive Agreement that shall specify the Period(s) of Restriction, the number of shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine. If not otherwise designated in the applicable Incentive Agreement or determined by the Committee, and subject to the provisions of the Plan regarding accelerated vesting and termination, the Period of Restriction on each Restricted Stock Award and/or Restricted Stock Unit Award under this Section 4 shall lapse with respect to the number of Shares of the Restricted Stock Award or the number of Restricted Stock Units on the following dates: (i) 33% of the Shares or units on the first anniversary of the date of grant, (ii) 33% of the Shares or units on the second anniversary of the date of grant, and (iii) the remaining Shares or units on the third anniversary of the date of grant.
        (b)    Transferability.    Except as provided in this Plan or an Incentive Agreement, Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Incentive Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Grantee under the Plan shall be available during his lifetime only to such Grantee, except as otherwise provided in an Incentive Agreement or at any time by the Committee.
        (c)    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Grantees pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
        To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse.

        Except as otherwise provided in this Section 4, shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Grantee after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations) at the close of the Period of Restriction (but no later than 2 1/2 months following the end of the year that contains the close of the Period of Restriction), or as soon as practicable thereafter. Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
        (d)    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 7.1(c), each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
        the sale or transfer of shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the 2013 long-term incentive plan, and in the associated incentive agreement. a copy of the plan and such incentive agreement may be obtained from ION Geophysical Corporation.
        (e)    Voting Rights.    Unless otherwise determined by the Committee or as otherwise set forth in a Grantee’s Incentive Agreement, to the extent permitted or required by law, as determined by the Committee, Grantees holding shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those shares during the Period of Restriction. A Grantee shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
        (f)    Termination of Employment.    Each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Grantee’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Incentive Agreement entered into with each Grantee, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
        (g)    Section 83(b) Election.    The Committee may provide in an Incentive Agreement that the Award of Restricted Stock is conditioned upon the Grantee making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Grantee makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Grantee shall be required to file promptly a copy of such election with the Company.
        4.3   Supplemental Payment on Vesting of Restricted Stock and Restricted Stock Units
        The Committee, either at the time of grant or at the time of vesting of Restricted Stock or Restricted Stock Units, may provide for a Supplemental Payment by the Company to the Grantee in an amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the vesting of such Restricted Stock or Restricted Stock Units and receipt of the Supplemental Payment, assuming the Grantee is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as seemed appropriate by the Committee. The Committee shall also have the discretion to grant Supplemental Payments that are payable in Common Stock.
SECTION 5
OTHER STOCK-BASED AWARDS
        5.1   Grant of Other Stock-Based Awards
        Other Stock-Based Awards may be awarded by the Committee to selected Grantees that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, Shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Other types of Stock-Based Awards include, without limitation, Deferred Stock, purchase rights, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the value of securities of or the performance of a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Parent or Subsidiary. As is the case with other Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Incentive Awards.
        5.2   Other Stock-Based Award Terms
        (a)    Agreement.    The terms and conditions of each grant of an Other Stock-Based Award shall be evidenced by an Incentive Agreement.
        (b)    Purchase Price.    Except to the extent that an Other Stock-Based Award is granted in substitution for an outstanding Incentive Award or is delivered upon exercise of a Stock Option, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered, or (ii) in the case of an Other Stock-Based Award in the nature of a purchase right, consideration (other than services rendered or to be rendered) at least equal to 50% of the Fair Market Value of the Shares covered by such grant on the date of grant (or such percentage higher than 50% that is required by any applicable tax or securities law).
        (c)    Performance Criteria and Other Terms.    In its discretion, the Committee may specify such criteria, periods or goals for vesting in Other Stock-Based Awards and payment thereof to the Grantee as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. All terms and conditions of Other Stock-Based Awards shall be determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide for a Supplemental Payment similar to such payment as described in Section 4.3.

        (d)    Payment.    Other Stock-Based Awards may be paid in Shares of Common Stock or other consideration related to such Shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Incentive Agreement.
        (e)    Dividends.    The Grantee of an Other Stock-Based Award may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Shares covered by the Other Stock-Based Award, as determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide in the Incentive Agreement that such amounts (if any) shall be deemed to have been reinvested in additional Shares of Common Stock.

SECTION 6
PROVISIONS RELATING TO NON-EMPLOYEE DIRECTOR AWARDS
        6.1   Generally
        Awards under this Section 6 shall be made only to Non-Employee Directors and such awards shall be evidenced by a written or electronic agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan.
        6.2   Grants
        (a)    Time of Initial Award.    Subject to Section 6.2(c), if any person who is not, immediately prior to his appointment or election, an officer or employee of the Company shall become a Non-Employee Director of the Company, the Company may grant to such person (without any action by the Board or Committee) Restricted Stock or Restricted Stock Units under the Plan representing the number of shares of Common Stock designated from time to time by the Governance Committee of the Board. The date of grant of each such award shall be as provided by the policies of the Company then in effect, or such other date as the Governance Committee shall designate from time to time.
        (b)    Subsequent Annual Awards.    Subject to Section 6.2(c), during the term of this Plan, each Non-Employee Director may be granted (without any action by the Committee or the Board) under the Plan the number of shares of Restricted Stock or Restricted Stock Units to be designated from time to time by the Governance Committee of the Board. The date of grant of each such award shall be as provided by the policies of the Company then in effect, or such other date as the Governance Committee shall designate from time to time.
        (c)    Maximum Number of Options/Shares.    Grants pursuant to this Section 6.2 that would otherwise exceed the maximum number of Shares or limitations under Section 1.4 shall be prorated within such limitation.
        6.3    Restriction and Vesting Period.    Unless otherwise designated in the applicable Incentive Agreement or unless otherwise designated by the Governance Committee of the Board from time to time, and subject to Sections 6.4 and 6.5, each award of Restricted Stock or Restricted Stock Units granted under Section 6.2(a) shall become vested as to one-third of the total number of Shares subject thereto on each of the following dates: (i) the first anniversary of the date of grant, (ii) the second anniversary of the date of grant, and (iii) the third anniversary of the date of grant. Unless otherwise designated in the applicable Incentive Agreement or unless otherwise designated by the Governance Committee of the Board from time to time, and subject to Sections 6.4 and 6.5, each award of Restricted Stock or Restricted Stock Units granted under Section 6.2(b) shall become vested as to 100% of the total number of Shares subject thereto on the first anniversary of the date of grant.
        6.4    Termination of Directorship.    If a Non-Employee Director’s services as a member of the Board terminate for any reason other than upon or because of a Corporate Event (as defined in Section 7.5(e)), any portion of an award of Restricted Stock or Restricted Stock Units granted pursuant to this Section 6 that is not then vested shall terminate. If a Non-Employee Director’s services as a member of the Board terminate upon or because of a Corporate Event, an award of Restricted Stock or Restricted Stock Units granted pursuant to this Section 6 and then held by such participant may (as provided in or pursuant to Section 6.5) immediately become vested.
        6.5    Adjustments; Acceleration; Termination.    Awards of Restricted Stock and Restricted Stock Units granted under this Section 6 will be subject to adjustments, acceleration and termination as provided in Section 7.5, but only to the extent that such adjustment and any Board or Committee action in respect thereof in the case of a Corporate Event is effected pursuant to the terms of a reorganization agreement approved by the stockholders of the Company or is otherwise consistent with adjustments to the Restricted Stock or Restricted Stock Units held by persons other than executive officers or Directors of the Company (or, if there are none, consistent in respect of the underlying Shares, with the effect on or rights offered to stockholders generally). To the extent that any award of Restricted Stock or Restricted Stock Unit granted under this Section 6 is not vested prior to a Corporate Event, and no provision is (or consistent with the provisions of this Plan can be) made for the assumption, conversion, substitution or exchange of the Restricted Stock or Restricted Stock Units in the Corporate Event, the Restricted Stock or Restricted Stock Units will terminate upon the consummation of the Corporate Event. The participant, however, shall be entitled to the benefits of any alternative settlement of the award of Restricted Stock or Restricted Stock Units in such circumstances, as contemplated by Section 7.5.
        6.6    Non-Citizen Non-Employee Directors.    Notwithstanding anything in Section 6.2 to the contrary, grants of Restricted Stock or Restricted Stock Units to Non-Employee Directors who are non-citizens and non-residents of the United States (a “Non-Citizen Non-Employee Director”) shall not be automatic and shall be made only in accordance with this Section 6.6. Any Non-Citizen Non-Employee Director shall either be granted the same Restricted Stock or Restricted Stock Units by the Committee as are granted to Non-Employee Directors pursuant to Section 6.2, or the Committee or the Board shall authorize the Board of Directors of any Subsidiary to grant Restricted Stock or Restricted Stock Units for the purpose and on terms and conditions that are substantially equivalent to those provided in Section 6.2; provided, however, that the Board, Committee, or Board of Directors of a Subsidiary, as applicable, may determine that one or more grants of such Restricted Stock or Restricted Stock Units to a Non-Citizen Non-Employee Director shall be on terms that are more restrictive to the Director than the terms set forth above in this Section 6 with respect to Non-Employee Director Restricted Stock or Restricted Stock Unit grants generally (for example, and without limitation, awards of Restricted Stock or Restricted Stock Unit grants to a Non-Citizen Non-Employee Director may be granted with a longer vesting schedule than the schedule contemplated by Section 6.3 or may be granted with regard to a smaller number of Shares or units to reflect necessary tax withholding or other issues applicable to the award to the Non-Citizen Non-Employee Director).

SECTION 7
PROVISIONS RELATING TO PLAN PARTICIPATION
        7.1   Plan Conditions
        (a)    Incentive Agreement.    Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee. The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly-situated Grantees. The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee’s Incentive Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Incentive Award as determined by the Committee (including if terminated for Cause), (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, and (vii) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, a stockholders’ agreement or other agreement restricting the transferability of Shares by Grantee. An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee. The Incentive Agreement shall be acknowledged electronically or in writing by the Grantee to whom the Incentive Award is made and by an Authorized Officer.
        (b)    No Right to Employment.    Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights or right to serve on the Board (including without limitation, rights to continued Employment or to continue to provide services as a Director or Consultant) by any Grantee or affect the right of the Company to terminate the Employment or services of any Grantee at any time without regard to the existence of the Plan.
        (c)    Securities Requirements.    The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange or national quotation system on which Shares are traded or quoted. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares of Common Stock pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.
        If the Shares issuable on exercise of an Incentive Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:
        The shares of stock represented by this certificate have not been registered under the securities act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the corporation of an opinion of counsel satisfactory to the corporation, in form and substance satisfactory to the corporation, that registration is not required for such sale or transfer.
        7.2   Transferability
        Incentive Awards granted under the Plan shall not be transferable or assignable, pledged, or otherwise encumbered other than by will or the laws of descent and distribution. However, with respect to Incentive Awards that are not Incentive Stock Options, the Committee may, in its discretion, authorize all or a portion of the Incentive Award to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee’s Immediate Family, (ii) a trust or trusts for the exclusive benefit of Immediate Family members, (iii) a partnership in which Immediate Family members are the only partners, (iv) any other entity owned solely by Immediate Family members, or (v) pursuant to a domestic relations order that would qualify under Code Section 414(p); provided that (A) the Incentive Agreement pursuant to which such Incentive Award is granted must expressly provide for transferability in a manner consistent with this Section 7.2, (B) the actual transfer must be approved in advance by the Committee, and (C) subsequent transfers of transferred Incentive Awards shall be prohibited except in accordance with the first sentence of this Section. Following any permitted transfer, the Incentive Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Grantee” (subject to the immediately succeeding paragraph) shall be deemed to refer to the transferee. The events of termination of employment, as set out in Section 7.6 and in the Incentive Agreement, shall continue to be applied with respect to the original Grantee, and the Incentive Award shall be exercisable by the transferee only to the extent, and for the periods, specified in the Incentive Agreement.
        Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Nonstatutory Stock Option hereunder, the original Grantee shall remain subject to withholding taxes upon exercise. In addition, the Company and the Committee shall have no obligation to provide any notices to any Grantee or transferee thereof, including, for example, notice of the expiration of an Incentive Award following the original Grantee’s termination of employment.
        The designation by a Grantee of a beneficiary of an Incentive Award shall not constitute a transfer of the Incentive Award. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee’s enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 7.2 shall be void and ineffective. The Committee in its discretion shall make all determinations under this Section 7.2.
        7.3   Rights as a Stockholder
        (a)    No Stockholder Rights.    Except as otherwise set forth in Section 3 or Section 4, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate for such Shares.
        (b)    Representation of Ownership.    In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.
        7.4   Listing and Registration of Shares of Common Stock
        The exercise of any Incentive Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange or quotation system on which Shares of Common Stock are traded or quoted. The Committee may, in its discretion, elect to suspend the right to exercise any Incentive Award during any Company-imposed employee “blackout” stock trading period that is necessary or desirable to comply with requirements of such laws, regulations or requirements. The Committee may also, in its discretion, elect to extend the period for exercise of any Incentive Award to reflect any such “blackout” period. The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of Shares of Common Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Incentive Award.
        7.5   Change in Stock and Adjustments

        (a)    Changes in Law.    Subject to Section 7.7 (which only applies in the event of a Change of Control), in the event of any change in applicable law that warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should determine, in its absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Incentive Awards, (iii) the price per Share for outstanding Incentive Awards, and/or (iv) Performance Period and/or Performance Criteria for outstanding Incentive Awards. Any adjustment under this paragraph of an outstanding Incentive Stock Option shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing. The Committee shall give notice to each applicable Grantee of such adjustment, which shall be effective and binding.
        (b)    Exercise of Corporate Powers.    The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, re-capitalizations, reorganizations or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.
        (c)    Recapitalization of the Company.    Subject to Section 7.7 (which only applies in the event of a Change in Control), in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), re-capitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (whether related to a Change in Control or not) affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Incentive Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Incentive Awards, (iii) the number of shares and type of Common Stock (or other securities or property) subject to the annual per-individual limitation under Section 1.4 of the Plan, (iv) the Option Price of each outstanding Incentive Award, and (v) the number of or Option Price of Shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate Option Price; provided, however, that the number of Shares of Common Stock (or other securities or property) subject to any Incentive Award shall always be a whole number. In lieu of the foregoing, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Incentive Award. Notwithstanding the foregoing, no such adjustment or cash payment shall be made or authorized to the extent that such adjustment or cash payment would cause the Plan or any Stock Option to violate Section 422 of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.
        Upon the occurrence of any such adjustment or cash payment, the Company shall provide notice to each affected Grantee of its computation of such adjustment or cash payment, which shall be conclusive and shall be binding upon each such Grantee.
        (d)    Issue of Common Stock by the Company.    Except as otherwise provided in this Section 7.5 and subject to Section 7.7 in the event of a Change in Control, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards.
        (e)    Assumption of Incentive Awards by a Successor.    Unless otherwise determined by the Committee in its discretion pursuant to the next paragraph, but subject to the accelerated vesting and other provisions of Section 7.7 that apply in the event of a Change in Control, in the event of a Corporate Event (defined below), each Grantee shall be entitled to receive, in lieu of the number of Shares subject to Incentive Awards, such shares of capital stock (or other securities or property) as may be issuable or payable with respect to or in exchange for the number of Shares which Grantee would have received had he exercised the Incentive Award immediately prior to such Corporate Event, together with any adjustments (including, without limitation, adjustments to the Option Price and the number of Shares issuable on exercise of outstanding Stock Options). A “Corporate Event” means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof). The Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.
        Subject to the accelerated vesting and other provisions of Section 7.7 that apply in the event of a Change in Control, in the event of a Corporate Event, the Committee in its discretion shall have the right and power to:
          (i)  cancel, effective immediately prior to the occurrence of the Corporate Event, each outstanding Incentive Award (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Grantee an amount in cash equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Corporate Event over (B) the exercise price of such Incentive Award, if any; or
         (ii)  provide for the exchange or substitution of each Incentive Award outstanding immediately prior to such Corporate Event (whether or not then exercisable) for another award with respect to the Common Stock or other property for which such Incentive Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the exercise price of the Incentive Award, if any, or in the number of Shares or amount of property (including cash) subject to the Incentive Award; or
        (iii)  provide for the assumption of the Plan and such outstanding Incentive Awards by the surviving entity or its parent.
        The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Subsection (e).
        7.6   Termination of Employment, Death, Disability and Retirement
        (a)    Termination of Relationship.    Unless otherwise expressly provided in the Grantee’s Incentive Agreement, if the Grantee’s Employment or services as a Director or Consultant is terminated for any reason other than due to his death, Disability, Retirement, or for Cause, any non-vested portion of any Stock Option or other applicable Incentive Award at the time of such termination shall automatically expire and terminate and no further vesting shall occur after the termination date. In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his rights only with respect to the portion of the Incentive Award that was vested as of the effective date of his termination of Employment or service. In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his vested Stock Options for a period that shall end on the earlier of (i) the expiration date set forth in the Incentive Agreement for such Incentive Award and (ii) three (3) months after the effective date of his termination of Employment or service.
        (b)    Termination for Cause.    Unless otherwise expressly provided in the Grantee’s Incentive Agreement, in the event of the termination of a Grantee’s Employment, or service as a Consultant or Director, for Cause, all vested and non-vested Stock Options and other Incentive Awards (other than vested Restricted Stock or vested Restricted Stock Units) granted to such Grantee shall immediately expire, and shall not be exercisable to any extent, as of 12:01 a.m., Houston, Texas time, on the date of such termination of Employment or service for cause.
        (c)    Retirement.    Unless otherwise expressly provided in the Grantee’s Incentive Agreement, upon the termination of Employment due to the Retirement (as defined in Section 1.2) of any Employee who is a Grantee:
          (i)  all of his Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable until the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award and (B) the expiration of twelve (12) months after the effective date of his termination of Employment due to his Retirement (in the case of any Incentive Award other than an Incentive Stock Option) or three (3) months after the effective date of his termination of Employment due to his Retirement (in the case of an Incentive Stock Option); and
         (ii)  all of the restrictions and conditions of any of his Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Period of Restriction with respect thereto shall be deemed to have expired, and each such Incentive Award shall thereupon become free of all restrictions and fully vested.
        (d)    Disability or Death.    Unless otherwise expressly provided in the Grantee’s Incentive Agreement, upon the termination of Employment or service as a Director due to the Disability or death of any Employee or Non-Employee Director who is a Grantee:
          (i)  all of his Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable until the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award and (B) the expiration of twelve (12) months after the effective date of his termination of Employment or service due to his Disability or death;
         (ii)  any Period of Restriction with respect to any of his Restricted Stock or Restricted Stock Units shall be deemed to have expired and all restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and each such Incentive Award shall thereupon become free of all restrictions and fully vested; and
        (iii)  all of the restrictions and conditions of any of his Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Period of Restriction with respect thereto shall be deemed to have expired, and each such Incentive Award shall thereupon become free of all restrictions and fully vested.
        In the case of any vested Incentive Stock Option held by an Employee following termination of Employment, notwithstanding the definition of “Disability” in Section 1.2, whether the Employee has incurred a “Disability” for purposes of determining the length of the Option exercise period following termination of Employment under this Subsection (d) shall be determined by reference to Section 22(e)(3) of the Code to the extent required by Section 422(c)(6) of the Code. The Committee shall determine whether a Disability for purposes of this Subsection (d) has occurred.
        (e)    Continuation.    Subject to the conditions and limitations of the Plan and applicable law and regulation, in the event that a Grantee ceases to be an Employee or Consultant, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Option or other Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award, (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such Incentive Award, or (iii) to any other change in the terms and conditions of the Incentive Award. In the event of any such change to an outstanding Incentive Award, a written or electronic amendment to the Grantee’s Incentive Agreement shall be required.
        7.7   Change in Control
        In the event of a Change in Control (as defined below), the following actions shall automatically occur as of the day immediately preceding the effective date of the Change in Control unless expressly provided otherwise in the Grantee’s Incentive Agreement or otherwise designated in advance by the Committee:
        (a)   all of the Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable;
        (b)   any Period of Restriction with respect to any Restricted Stock or Restricted Stock Unit shall be deemed to have expired and all restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and thus each such Incentive Award shall become free of all restrictions and fully vested;
        (c)   all of the restrictions and conditions of any Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Period of Restriction with respect thereto shall be deemed to have expired, and thus each such Incentive Award shall become free of all restrictions and fully vested;
        (d)   all of the Restricted Stock, Restricted Stock Units and any Other Stock-Based Awards shall become fully vested, deemed earned in full, and promptly paid within thirty (30) days to the affected Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions have not been completed or satisfied; and
        (e)   all of the Incentive Awards subject to Performance Periods and/or Performance Criteria shall become fully vested at the higher of the current performance level or the Target Level, deemed earned in full, and promptly paid within two and a half (2 1/2) months to the affected Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions have not been completed or satisfied.
        Notwithstanding any other provision of this Plan, unless otherwise expressly provided in the Grantee’s Incentive Agreement, the provisions of this Section 7.7 may not be terminated, amended, or modified to adversely affect any Incentive Award theretofore granted under the Plan without the prior written or electronic consent of the Grantee with respect to his outstanding Incentive Awards.
        For all purposes of this Plan, a “Change in Control” of the Company means the occurrence of any one or more of the following events:

        (A)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iii) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in clauses (i) and (ii) of Section 7.7(c) are satisfied;
        (B)  Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (a solicitation by any person or group of persons for the purpose of opposing a solicitation of proxies or consents by the Board with respect to the election or removal of Directors at any annual or special meeting of stockholders) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
        (C)  Consummation of a Merger, unless immediately following such Merger, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than 50% of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger; or
        (D)  The sale or other disposition of all or substantially all of the assets of the Company.
        7.8   Exchange of Incentive Awards
        The Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.

SECTION 8
GENERAL
        8.1   Effective Date and Grant Period
        The amendment and restatement of the Plan is adopted by the Board effective as of December 4, 2015, subject to (i) the approval of the stockholders of the Company of the amendment and restatement of the Plan and (ii) the adoption of an amendment to the Company’s Restated Certificate of Incorporation effecting a reverse stock split of the Company’s Common Stock and the subsequent implementation of such reverse stock split. No Incentive Award that is an Incentive Stock Option shall be granted under the Plan after ten (10) years from the Effective Date. Unless sooner terminated by action of the Board, this Plan will terminate at 5:00 p.m. Houston, Texas time, on May 21, 2023. Incentive Awards under this Plan may not be granted after that date, but any Incentive Award duly granted before that date will continue to be effective in accordance with its terms and conditions.
        8.2   Funding and Liability of Company
        No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.
        8.3   Withholding Taxes
        (a)    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal,

state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award hereunder.
        (b)    Share Withholding.    With respect to tax withholding required upon the exercise of Stock Options or SARs, or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares or Units having a Fair Market Value on the date the tax is to be determined equal to the minimum withholding tax which could be imposed on the transaction or such other applicable withholding rate allowed by the Company and applicable law. All such elections shall be made in electronically or writing, acknowledged by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.
        8.4   No Guarantee of Tax Consequences
        Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.
        8.5   Designation of Beneficiary by Grantee
        Incentive Awards under the Plan will be subject to a beneficiary election filed with the Company. The election will be filed with, and subject to all rules defined by, the Company and will apply to all Incentive Awards under the Plan. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.
        8.6   Amendment and Termination
        The Board shall have the power and authority to terminate or amend the Plan at any time. No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a Grantee under the Plan, without the written or electronic consent of such Grantee or other designated holder of such Incentive Award.
        In addition, to the extent that the Committee determines that (a) the listing or qualification requirements of any national securities exchange or quotation system on which the Company’s Common Stock is then listed or quoted, if applicable, or (b) the Code (or regulations promulgated thereunder), require stockholder approval in order to maintain compliance with such listing or quotation system requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of the Company’s stockholders.
        8.7   Governmental Entities and Securities Exchanges
        The granting of Incentive Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares of

Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law, if applicable. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.
        8.8   Successors to Company
        All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
        8.9   Miscellaneous Provisions
        (a)   No Employee or Consultant, or other person shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Director or Consultant, any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.
        (b)   By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.
        (c)   Performance-based awards granted under the Plan to a Grantee who is subject to the Company’s Compensation Recoupment Policy, as may be amended from time to time, may be reduced or subject to recoupment pursuant to the terms and conditions of such policy.
        8.10 Severability
        In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.
        8.11 Gender, Tense and Headings
        Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.
        8.12 Governing Law
The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States or applicable provisions of the Delaware General Corporation Law.
        8.13 Deferred Compensation
        This Plan and any Incentive Agreement issued under the Plan is intended to meet the requirements of Section 409A of the Code and shall be administered in a manner that is intended to meet those requirements and shall be construed and interpreted in accordance with such intent. To the extent that an Incentive Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, except as the Board otherwise determines in writing, the Incentive Award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to the excise tax applicable under Section 409A of the Code. Any provision of this Plan or any Incentive Agreement that would cause an Incentive Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan or the Incentive Agreement, as applicable) to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. In the event the Plan allows for a deferral of compensation, the Plan is intended to qualify for certain exemptions under Title I of ERISA provided for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees.
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